UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2017
____________________

EVINE Live Inc.
(Exact name of registrant as specified in its charter)

Minnesota	001-37495	41-1673770
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road Eden Prairie, Minnesota	55344-3433
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (952) 943-6000

N/A
(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 24, 2017, EVINE Live Inc., a Minnesota corporation (“EVINE”), entered into a Cooperation Agreement (the “Cooperation Agreement”) with the Clinton Group, Inc. and GlassBridge Enterprises, Inc. (collectively, the “Investor Group”).

Pursuant to the Cooperation Agreement, EVINE has agreed to (i) no later than thirty (30) calendar days from the date of execution of the Cooperation Agreement take the necessary steps to cause the EVINE Board of Directors (the “Board”) to appoint from the list of candidates attached to the Cooperation Agreement or the individuals named to replace them pursuant to the Cooperation Agreement one (1) new independent director (the “New Independent Director”) to serve on the Board until the 2017 Annual Meeting of Shareholders (the “2017 Annual Meeting”), (ii) nominate the New Independent Director for election to the Board at the 2017 Annual Meeting for a term of office expiring at the 2018 Annual Meeting of Shareholders (the “2018 Annual Meeting”), (iii) recommend, and reflect such recommendation in EVINE’s definitive proxy statement in connection with the 2017 Annual Meeting, that the shareholders of EVINE vote to elect the New Independent Director to the Board at the 2017 Annual Meeting, and (iv) solicit, obtain proxies in favor of and otherwise support the election of the New Independent Director to the Board at the 2017 Annual Meeting, in a manner no less favorable than the manner in which EVINE supports other nominees for election at the 2017 Annual Meeting.

Under the terms of the Cooperation Agreement, the Investor Group has agreed to certain standstill provisions with respect to the Investor Group’s actions with regard to EVINE and its common stock, $0.01 par value per share. Such standstill provisions would be in effect for a “standstill period” commencing on the date of the Cooperation Agreement and ending at 11:59 p.m., Eastern Time, on the date that is the earlier of (x)  ten (10) business days prior to the expiration of the advance notice period for the submission by shareholders of director nominations for consideration at the 2018 Annual Meeting (as set forth in the advance notice provisions of EVINE’s Bylaws), (y) one hundred (100) calendar days prior to the first anniversary of the 2017 Annual Meeting, or (z) upon ten (10) calendar days’ prior written notice delivered by any of the Investor Group to EVINE following a material breach of the Cooperation Agreement by EVINE if such breach has not been cured within such notice period, provided that any member of the Investor Group is not then in material breach of the Cooperation Agreement.

The foregoing description of the Cooperation Agreement is qualified in its entirely by reference to the full text of the Cooperation Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Title

10.1	Cooperation Agreement dated March 24, 2017 by and among EVINE Live Inc. and the Clinton Group, Inc. and GlassBridge Enterprises, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

evine live, inc.

Date: March 27, 2017	By:	/s/ Damon Schram
Name: Damon Schram Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Title

10.1	Cooperation Agreement dated March 24, 2017 by and among EVINE Live Inc. and the Clinton Group, Inc. and GlassBridge Enterprises, Inc.